Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this amendment No. 1 to registration statement on Form S-4 of Euronet Worldwide, Inc. of our report dated February 28, 2025, relating to the consolidated financial statements of CoreCard Corporation and Subsidiaries (the "Company") appearing in the Company's annual report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to our firm under the heading “Experts” in the registration statement.

/S/ Nichols, Cauley & Associates LLC

Atlanta, Georgia
September 17, 2025